May 2015 NAPTP MLP Investor Conference

Cautionary Statements This presentation may contain forward-looking statements within the meaning of U.S. federal securities laws. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation. The risks noted throughout this presentation could cause our actual results to differ materially from those contained in any forward-looking statement. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. USD Partners LP (“USDP” or the “Partnership”) believes that it has chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, USDP undertakes no obligation to revise or update any forward-looking statement. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties: Changes in general economic conditions; the effects of competitive conditions in our industry, in particular, by pipelines and other terminalling facilities; shut-downs or cutbacks at upstream production facilities, or refineries, petrochemical plants or other businesses to which we transport products; the supply of, and demand for, crude oil and biofuel rail terminalling services; our limited history as a separate public partnership; our ability to successfully implement our business plan; our ability to complete growth projects on time and on budget; operating hazards and other risks incidental to handling crude oil and biofuels that may not be fully covered by insurance; disruptions due to equipment interruption or failure at our facilities or third-party facilities on which our business is dependent; our ability to successfully identify and finance acquisitions and other growth opportunities; natural disasters, weather-related delays, casualty losses and other matters beyond our control; interest rates; labor relations; large customer defaults; change in availability and cost of capital; changes in tax status; changes in laws or regulations to which we are subject, including compliance with environmental and operational safety regulations that may increase our costs; changes in insurance markets impacting cost and the level and types of coverage available; disruptions due to equipment interruption or failure at our facilities or third-party facilities on which our business is dependent; the effects of future litigation; and the factors discussed in the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by the Partnership’s subsequently filed Quarterly Reports on Form 10- Q, which are available to the public over the Internet at the U.S. Securities and Exchange Commission’s website (www.sec.gov) and at the Partnership’s website (www.usdpartners.com). 2

• A pioneer of the hydrocarbon-by-rail concept, USD Group (“USDG”) has always focused on providing sustainable industry solutions • USDG has a proven history, having developed unit train-capable terminals with an aggregate capacity of over 725,000 bpd and safely and efficiently handled over 155 million barrels of biofuels and liquid hydrocarbons • Last September, Energy Capital Partners invested in USDG and indicated an intention to invest an additional $1+ billion to support USDG’s growth plans Proven Developer and Industry Innovator USDG monetized over $700 million of assets to high quality, third party MLPs before creating USD Partners LP in October 2014 Ethanol Terminals • Deer Park • Lomita • Dallas / Fort Worth • Linden • Baltimore Crude Oil Terminals • St. James • Niobrara • Eagle Ford • Van Hook • Bakersfield Crude Oil Terminal • Hardisty Ethanol Terminals • San Antonio • West Colton Note: All corporate logos are registered trademarks of the respective companies or their affiliates. 3

Sustainable Advantages of Rail



Rail enables a number of advantages for both producers and refiners

Cost

- **Less upfront investment and maintenance capital required**
- **Reduced financial commitments**
  - 5 – 15 years vs. 10 – 20 years for pipelines
  - Lower fixed costs / Reduced "no flow" risk
- **Increased ability to scale and expand capacity**
  - Ability to offer tailored takeaway options

Speed

- **Shorter development time**
  - ~1 year vs. multiple years for pipeline
- **Faster deployment of infrastructure**
  - Significant rail infrastructure already in-place
  - Fewer right-of-way, permitting and regulatory issues or constraints

Market Optionality

- **Option to reach markets with best netbacks and margins on shorter notice**
  - Ability to choose destination once train is loaded
- **Faster physical delivery of product**
  - 9 days from W. Canada to the Gulf Coast vs. 30 – 45 days via pipeline
- **Low fixed cost takeaway alternative**
  - Enables a portfolio approach to transportation
- **Reduced cost of feedstock**
  - Access to domestic feedstock vs. higher priced imports

Quality Preservation

- **Loading heavier grades of crude oil reduces need for costly diluents**
  - Fewer $ spent sourcing and transporting diluent
  - Bitumen volume uplift
  - Better value with fewer light ends
- **Consistent quality control vs. potential quality degradation in pipeline**
- **Preserve ability to export**
  - Avoid the need to co-mingle Canadian crude with U.S.-sourced diluent

A Long-Term, Sustainable Energy Infrastructure Solution

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USD Partners LP

Industry Dynamics • U.S. and Canadian crude oil production has increased significantly in recent years • Increased crude oil production will lead to logistics infrastructure opportunities across multiple products, including: – Refined petroleum products – Natural gas liquids (“NGLs”) – Frac sand – Biofuels • Infrastructure and logistics services opportunities will arise, including additional rail terminals, storage, blending, diluent recovery, trucking and gathering systems Compelling Industry Dynamics Crude Oil Flows to U.S. Refining Centers North America Rail Network North America Crude Oil Pipeline Network Source: Canadian Association of Petroleum Producers, U.S. Energy Information Administration, Association of American Railroads 5

Significant Rail-Related Energy Opportunities

Developing Our Terminal Network

- USDG believes there are substantial opportunities in the U.S. and Canada to develop a network of both origination and destination terminals for crude oil, refined products and NGLs
- Current regional imbalances have created multiple unit train terminal opportunities, particularly given the potential to move a heavier grade of crude oil and continued delays for proposed new pipeline capacity



Western Canada Origination
~1.8 MMBpd expected increase in oil sands production over the next 10 years
West Coast Destination
Substantial refining capacity plus potential ability to export overseas
Midcontinent Refineries
California Refineries
East Coast Destination
Substantial refining capacity plus potential ability to export overseas
North East / Mid Atlantic Refineries
Gulf Coast Destination
>1.3 MMBpd of heavy crude imports from Mexico and Venezuela could potentially be displaced with crude oil from Canada
Gulf Coast Refineries

Source: Canadian Association of Petroleum Producers, U.S. Energy Information Administration, Association of American Railroads
Note: Heavy sour crude oil imports from Mexico and Venezuela per the EIA as of February 2015 (latest information available as of May 18, 2015).

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USD Partners LP

Hardisty Rail Terminal Expansion • Initial expansion will add capacity for two additional unit trains per day and the ability to handle both WCS and heavier grades of crude oil from Western Canada • Currently in process of contracting, designing, engineering and permitting • Proceeding with long-lead time items, including human capital needs, as customer discussions progress • Seeking take-or-pay agreements under similar or longer terms than existing Hardisty contracts • Initial expansion is expected to have similar cash flow profile as existing operations, potentially with additional cost and design efficiencies Selected USDG Development Opportunities Port of Philadelphia Development • Highly strategic multi-modal deep water location – Immediate access to road and rail connections – Currently served by two Class 1 railroads • Multi-commodity opportunity with existing dry bulk operations • Plans to support the Port’s future growth plans PES Refinery Complex USDG SiteNorfolk Southern Railroad CSX Railroad Proposed Ethanol Terminal Source: Google maps Port of Philadelphia Property Overview 7

Overview of USD Partners LP • Closed IPO in October 2014 (NYSE: USDP) • Current Yield: ~7.8% • Market Capitalization: ~$310 million • Net Debt: ~$30 million • Q1 2015 Adjusted EBITDA: $10.3 million Note: Adjusted EBITDA is a non-GAAP measure. For a description of Adjusted EBITDA and a reconciliation to the most comparable measures calculated in accordance with GAAP, see the Appendix to this presentation. Net debt as of 3/31/2015 and includes ~$5 million of restricted cash. Market capitalization based on unit price of $14.76 as of 5/18/2015. 8

Strategically Located Assets: Hardisty Rail Terminal • Origination terminal that commenced operations in June 2014 • Only unit train-capable crude-by-rail terminal located at the Hardisty hub, the primary location for storing and originating crude oil from Alberta’s Crude Oil Basin with over 20 million barrels of storage capacity • Receives inbound deliveries via direct pipeline connection to Gibson Energy’s Hardisty storage terminal, which provides access to most major gathering pipeline systems in the Hardisty complex – Gibson currently has 6 million barrels of storage with an additional 2.9 million barrels expected by 2017 • Connected to CP Railroad’s North Main Line, which offers connectivity to all key refining markets in North America • Ability to load up to two 120-railcar unit trains per day – Fixed loading rack with 30 railcar loading positions – Unit train staging area – Loop tracks capable of holding five unit trains simultaneously Hardisty Rail Terminal Located within Close Proximity of the Hardisty Hub Hardisty Crude Oil Hub Source: Genscape, Gibson Energy Inc. (Hardisty crude oil storage capacity figures) 9

Strategically Located Assets: Ethanol Destination Terminals

Industry Infrastructure Needs Addressed:

- Fragmented production
- Pipelines disadvantaged and trucks uneconomical
- Significant regional imbalances
- Regulatory pressures regarding gasoline blending

Overview of Ethanol Destination Terminals

- Unit train-capable
- Transload ethanol received from producers by rail onto trucks to meet local ethanol demand
  - Each with 20 railcar offloading positions and three truck loading positions
  - San Antonio: 13,000 barrels per day max rate
  - West Colton: 20,000 barrels per day max rate
- Only ethanol rail terminals within a 10- or 20- mile radius of nearby gasoline blending terminals serving their respective markets
  - San Antonio and Austin, Texas
  - San Bernardino and Riverside County-Inland Empire region of Southern California

San Antonio Rail Terminal



Blending Facilities
Blending Facilities
Blending Facilities
~5 miles
Blending Facilities
San Antonio Rail Terminal
Blending Facilities

West Colton Rail Terminal



West Colton Rail Terminal
~1 mile
Blending Facilities

USD Partners LP

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• USDP provides customers access to railcars, as well as railcar-specific services related to the transportation of crude oil, ethanol and other liquid hydrocarbons, including scheduling, regulatory reporting, maintenance, etc. • We believe this access incentivizes customers to commit to USDP’s terminals, as end customers can find it difficult to procure railcars themselves without the economies of scale and relationships with railcar providers – The weighted average remaining contract life for railcar fleet customers at our Hardisty terminal is 6.4 years A Strategic Asset: Our Railcar Fleet Total Railcars (as of 03/31/15) 3,749 Currently Available for Service 3,393 In Production or on Order 356 Coiled and Insulated 2,108 Constructed in 2013 or Later 72% 11

USDG is committed to safe, efficient and reliable operations that comply with environmental and safety regulations • All USDP facilities meet or exceed all government health and safety regulations • USDG has been nationally recognized by the National Safety Council for its outstanding safety record for nine consecutive years • USDG has won numerous safety awards from Class 1 railroads • USDG has loaded and / or handled over 155 MMbbls of biofuels and liquid hydrocarbons without a DOT/PHMSA recordable spill at any of its facilities • There has not been a “lost time injury” at any USDP facility for the past seven years • All USDP facilities have achieved a total recordable injury rate of zero for the past two years Our Strong Safety Record 12

Stable and Predictable Cash Flows: Fee-Based Contracts Q1 2015 Adjusted EBITDA by Contract Type Terminalling Customers Note: Adjusted EBITDA is a non-GAAP measure. For a description of Adjusted EBITDA and a reconciliation to the most comparable measures calculated in accordance with GAAP, see the Appendix to this presentation. Pie charts represent the Partnership’s Adjusted EBITDA for the three month period ending March 31, 2015 before corporate expenses. All corporate logos are registered trademarks of the respective companies or their affiliates. Take-or-Pay 95% Other Fee-Based 5% • 6 out of 8 are subsidiaries of investment grade customers J. Aron & Company Q1 2015 Adjusted EBITDA by Asset Hardisty Crude Terminal 88% USD Rail 7% Ethanol Terminals 5% Our fee-based contracts provide stable and predictable cash flows with 95% from take-or-pay 13

Strategic Flexibility: Multiple Growth Levers USDG development projects High quality third party terminals and complementary midstream infrastructure Optimize and further improve profitability of existing asset base Drop Downs Acquisitions Organic Projects 14

Financial Flexibility: Positioned to Grow

Financial Flexibility

- As of 3/31/2015, USDP had **~$270 million of available liquidity** to fund future growth initiatives and for general partnership purposes, including ~$43 million of cash on the balance sheet and ~$227 million of revolver capacity
- As part of the IPO, USDP entered into a $300 million senior secured credit agreement, originally consisting of a $100 million term loan (drawn in Canadian dollars) and a $200 million revolving credit facility
- Revolving credit facility capacity automatically expands up to $300 million as the term loan is repaid and can be further increased by $100 million, subject to lender commitments

Debt and Liquidity

($ in millions)	As of 3/31/2015
Cash and Cash Equivalents	$42.8
Revolving Credit Facility Capacity	233.1
Less: Funded Borrowings	(6.0)
Available Liquidity	$269.9
Borrowings on Revolver	$6.0
Term Loan	66.9
Total Debt	$72.9
Net Debt	30.1
Total Debt / Adjusted EBITDA[1]	1.8x
Net Debt / Adjusted EBITDA[1]	0.7x

Note: Adjusted EBITDA is a non-GAAP measure. For a description of Adjusted EBITDA and a reconciliation to the most comparable measures calculated in accordance with GAAP, see the Appendix to this presentation.
1. Calculated based on Total Debt and Net Debt divided by the Partnership's reported Adjusted EBITDA for the three month period ending March 31, 2015, annualized.
Cash includes ~$5 million of restricted cash.

USD Partners LP

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• In September 2014, USDG successfully closed a partnership with Energy Capital Partners (“ECP”), an energy infrastructure-focused private equity firm with over $13 billion in capital commitments • As part of this transaction, ECP purchased a meaningful equity interest in USDG, who utilized the resulting proceeds to realign its shareholder base, fund several existing growth projects and strengthen its balance sheet to allow for additional flexibility to develop rail-related energy infrastructure solutions – ECP has indicated an intention to invest over $1.0 billion of additional equity capital in USDG, subject to market and other conditions • ECP has extensive midstream and MLP experience − funds affiliated with ECP have invested a significant amount of capital in Summit Midstream Partners, LLC, Summit Midstream Partners, LP’s majority owner and its general partner Relationship with USDG and Energy Capital Partners Midstream Oil and GasFossil Generation Renewable Generation Environmental InfrastructureEnergy Services 16

Investment Highlights Relationship with USDG / ECP Strategically Located Assets Stable and Predictable Cash Flows Multiple Growth Levers Financial Flexibility 17

Appendix 18

USD Partners LP Structure & Overview





Energy Capital Partners
USD Holdings LLC & Management
Goldman Sachs
USD Group LLC (USDG)
Assets Remaining at USDG
Hardisty Expansions
Other Strategic Projects
100% Ownership Interest
54.2% LP Interest (Common Units and Subordinated Units)
Public Unitholders
USD Partners GP LLC (GP & IDRs)
43.8% LP Interest[2]
2.0% GP Interest & IDRs
USD Partners LP (the Partnership) NYSE: USDP
100% Ownership Interest
Hardisty Rail Terminal (Phase I)
• Crude Oil (Origination)
• 172,629 Bpd design capacity[1]
• 100% take-or-pay
San Antonio Rail Terminal
• Ethanol (Destination)
• 20,000 Bpd design capacity
• 100% fee-based
West Colton Rail Terminal
• Ethanol (Destination)
• 13,000 Bpd design capacity
• 100% fee-based
Railcar Fleet Services
• 3,749 railcar fleet
• 100% take-or-pay

1. 172,629 bpd = 2 trains loaded per day * 120 railcars per train * approximately 720 barrels per railcar.
2. Includes 220,000 Class A Units (~1% of total units) beneficially owned by certain management team members subject to certain vesting and other conversion requirements.

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USD Partners LP

Non-GAAP Measures We define Adjusted EBITDA as net income before depreciation and amortization, interest and other income, interest and other expense, unrealized gains and losses associated with derivative instruments, foreign currency transaction gains and losses, income taxes, non-cash expense related to our equity compensation program, discontinued operations, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which management does not believe reflect the underlying performance of our business. We define Distributable Cash Flow as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. Distributable Cash Flow does not reflect changes in working capital balances. Adjusted EBITDA and Distributable Cash Flow are non-GAAP, supplemental financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess: • our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure; • the ability of our assets to generate sufficient cash flow to make distributions to our partners; • our ability to incur and service debt and fund capital expenditures; and • the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow provides information useful to investors in assessing our financial condition and results of operations. We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow information also enhances investor understanding of our business’ ability to generate cash for payment of distributions and other purposes. The GAAP measures most directly comparable to Adjusted EBITDA are Net Income and Cash Flow from Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Income, Cash Flow from Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect Net Income, and these measures may vary among other companies. As a result, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies. 20

Adjusted EBITDA and DCF Reconciliation



	For the Three Months Ended March 31, 2015	2014
	(in thousands)	
Net cash flows provided by operating activities	$ 5,504	$ (1,067)
Add (deduct):		
Discontinued operations	-	225
Depreciation	(1,093)	(126)
Gain associated with derivative instruments	1,949	-
Settlement of derivative contracts	(894)	-
Amortization of deferred financing costs	(159)	(450)
Unit based compensation expense	(727)	-
Changes in accounts receivable and other assets	7,606	1,398
Changes in accounts payable and accrued expenses	526	1,124
Changes in deferred revenue and other liabilities	(9,511)	(1,950)
Change in restricted cash	(1,160)	-
Net Income (Loss)	**2,041**	**(846)**
Add (deduct):		
Interest expense	992	943
Depreciation	1,093	126
Provision for income taxes	22	6
EBITDA	**4,148**	**229**
Add (deduct):		
Gain associated with derivative instruments	(1,949)	-
Settlement of derivative contracts	894	-
Unit based compensation expense	727	-
Foreign currency transaction loss (gain) [1]	(341)	130
Deferred revenue associated with minimum commitment fees [2]	6,830	-
Discontinued operations	-	(225)
Adjusted EBITDA	**10,309**	**134**
Add (deduct):		
Cash paid for income taxes	(15)	(5)
Cash paid for interest	(1,014)	(446)
Maintenance capital expenditures	-	-
Distributable Cash Flow	**$ 9,280**	**$ (317)**

(1) Represents foreign exchange transaction expenses associated with the Partnership's Canadian subsidiaries.
(2) Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to customers. Amounts presented are net of pipeline fees paid to Gibson Energy and the impact of recognizing previously deferred revenue and prepaid expense generated in prior quarters.

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USD Partners LP